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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ZIONS BANCORPORATION (Exact Name of Registrant as Specified in its Charter)	ZIONS CAPITAL TRUST B (Exact Name of Registrant as Specified in its Charter)
Utah (State of Incorporation or Organization)	Delaware (State of Incorporation or Organization)
87-0227400 (I.R.S. Employer Identification No.)	27-6005417 (I.R.S. Employer Identification No.)

c/o Zions Bancorporation
One South Main Street, Suite 1134
Salt Lake City, Utah
(Address of Principal Executive Offices)

84111
(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-89202 and 333-89202-01

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
8.00% Capital Securities of Zions Capital Trust B	New York Stock Exchange
(and the Guarantee related thereto)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.    Description of Registrant's Securities to be Registered

        This registration statement relates to the 8.00% capital securities (the "Capital Securities") in denominations of $25 per security, aggregate liquidation amount of $285,000,000, of Zions Capital Trust B, a Delaware statutory business trust (the "Trust") and the guarantee related thereto by Zions Bancorporation, a Utah corporation (the "Company"). Each Capital Security represents an undivided beneficial interest in the assets of the Trust, and the Capital Securities are guaranteed by the Company, to the extent set forth in the form of Guarantee Agreement which is incorporated herein by reference to Exhibit 4.18 to the Registration Statement on Form S-3 filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") on May 28, 2002, as amended August 7, 2002 and August 9, 2002 (the "Registration Statement"). The particular terms of the Capital Securities and the Guarantee are described in the prospectus dated August 13, 2002, which forms a part of the Registration Statement, as supplemented by the prospectus supplement dated August 16, 2002 (together, the "Prospectus") filed with the Commission pursuant to Rule 424(b)(5) on August 19, 2002. Such Prospectus, as it may hereafter be amended or supplemented and filed as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference.

Item 2.    Exhibits

Exhibit No.	Description
1	Certificate of Trust of Zions Capital Trust B, dated August 2, 2002 (incorporated herein by reference to Exhibit 4.12 to the Registration Statement).
2	Trust Agreement of Zions Capital Trust B, dated August 1, 2002 (incorporated herein by reference to Exhibit 4.13 to the Registration Statement).
3	Form of Amended and Restated Trust Agreement (incorporated by reference to Exhibit 4.19 to the Registration Statement).
4	Form of Guarantee Agreement (incorporated by reference to Exhibit 4.18 to the Registration Statement).
5	Form of Capital Securities Certificate (included in Exhibit 3)

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ZIONS CAPITAL TRUST B
By:
/s/ NOLAN X. BELLON Name: Nolan X. Bellon Title: Administrative Trustee
ZIONS BANCORPORATION
By:
/s/ DOYLE L. ARNOLD Name: Doyle L. Arnold Title: Executive Vice President and Chief Financial Officer
Date: August 22, 2002

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  Item 1. Description of Registrant's Securities to be Registered
  Item 2. Exhibits